Exhibit 99.1

Teva Announces Appointment of Richard Francis as President and CEO

Kåre Schultz to Retire After a Transformative Five-Year Tenure Setting the Stage for an Exciting Future

TEL AVIV, Israel – November 21, 2022 – Teva Pharmaceutical Industries Ltd. (“Teva” or the “Company”) (NYSE and TASE: TEVA), today announced that the Company’s Board of Directors has appointed Richard Francis as President and Chief Executive Officer, effective January 1, 2023. In order to facilitate an orderly transition, Kåre Schultz and the Teva Board of Directors have mutually agreed that Mr. Schultz will retire from his current position as Chief Executive Officer, effective December 31, 2022.

Mr. Francis is a seasoned pharmaceutical executive bringing more than two and a half decades of experience to Teva, including five years as Chief Executive Officer of Sandoz and a member of the Novartis Executive Team. Prior to his role at Sandoz, Mr. Francis was a senior executive at Biogen for 13 years where he held a number of senior roles, including leading the U.S. business. He also oversaw the successful launch of Tecfidera® in 2013. Mr. Francis is currently the CEO of Purespring Therapeutics, a pioneering gene therapy company focused on transforming the treatment of kidney diseases, and CEO of Forcefield Therapeutics, a pioneer of best-in-class therapeutics to protect heart function. He is also an operating partner for Syncona Investment Management Limited.

“It has been a great privilege to serve Teva as its CEO since 2017, and to work with our dedicated and talented team to improve the lives of patients,” said Mr. Schultz. “We have positioned Teva as a leader in both our specialty and generics businesses, built a strong financial and operational foundation and enhanced our portfolio and pipeline. This is the right time for a transition, and Richard’s proven track record in the industry makes him the right person to serve as Teva’s next CEO.”

“On behalf of the entire Board, I would like to thank Kåre for his dedication and contributions to Teva over the last five years,” said Dr. Sol J. Barer, Chairman of Teva’s Board of Directors. “Under Kåre’s leadership, we have stabilized the business and undergone a significant operational transformation across our international footprint. The Company is now well positioned for an exciting future and, by leveraging Richard’s compelling track record of growing businesses in the life sciences, biologics and generic drug sectors, his entrepreneurial and pragmatic leadership style and emphasis on a collaborative and innovative culture, the Board and I are confident that Teva will build on this solid foundation. As a global enterprise, we look forward to furthering our mission to provide much needed medicines to even more patients around the world under Richard’s leadership. The Board is delighted to have found the ideal leader for the next phase in Teva’s exciting journey to return to growth and leadership.”

IR Contacts	Ran Meir Yael Ashman	(267) 468-4072 972 (3) 914-8262

PR Contacts	Kelley Dougherty Eden Klein	(973)-832-2810 972 (3) 906 2645

“I have long been impressed with the value Teva provides to patients globally and I am honored to take on the role of leading this extraordinary company into the future,” said Mr. Francis. “I look forward to leveraging my background and years of pharmaceutical experience to build on Teva’s strong fundamentals and to write the next exciting chapter for Teva, focusing on building a solid pathway to deliver long-term growth. I continue to see a bright future ahead for the Company and look forward to working closely with the Board, management team and talented employees to continue driving value creation for patients, employees, shareholders and other stakeholders.”

About Richard Francis

Richard Francis is an operating Partner at Syncona, which focuses on founding, building and funding healthcare companies. Mr. Francis is the Chief Executive Officer of Syncona’s portfolio companies, Purespring Therapeutics, one of the first AAV gene therapy companies focused on the kidney globally, and Forcefield Therapeutics, a pioneer of best-in-class therapeutics to retain heart function via protection of cardiomyocytes.

Prior to his current roles, Mr. Francis spent five years as the Chief Executive Officer of Sandoz and a member of the Novartis Executive Team. During Mr. Francis’ time at Sandoz, he developed a transformative strategy to reshape the business by focusing the organization on key geographies, reshaping the portfolio and targeting efficiencies to drive growth and margin improvement. Mr. Francis held various leadership roles over a 13-year tenure at Biogen, including Senior Vice President of U.S. Commercial, Vice President / Senior Vice President of Global Commercial Strategy, Managing Director of Canada and Managing Director of the UK and Ireland. During his time at Biogen, Mr. Francis oversaw the growth of the U.S. Commercial business, driven by a strategic focus on commercial excellence. To that end, at Biogen, Mr. Francis led the successful launch of Tecfidera® in 2013. Earlier in his career, Mr. Francis worked at Sanofi and Wyeth.

Mr. Francis holds a Bachelor of Arts in Economics from The Manchester Metropolitan University.

IR Contacts	Ran Meir Yael Ashman	(267) 468-4072 972 (3) 914-8262

PR Contacts	Kelley Dougherty Eden Klein	(973)-832-2810 972 (3) 906 2645

About Teva

Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) has been developing and producing medicines to improve people’s lives for more than a century. We are a global leader in generic, biosimilar and specialty medicines with a portfolio consisting of over 3,500 products in nearly every therapeutic area. Around 200 million people around the world take a Teva medicine every day, and are served by one of the largest and most complex supply chains in the pharmaceutical industry. Along with our established presence in generics, we have significant innovative research and operations supporting our growing portfolio of specialty and biopharmaceutical products. Learn more at www.tevapharm.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current beliefs and expectations and are subject to substantial risks and uncertainties, both known and unknown, that could cause our future results, performance or achievements to differ significantly from that expressed or implied by such forward-looking statements. You can identify these forward-looking statements by the use of words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. Important factors that could cause or contribute to such differences include risks relating to our ability to attract, hire and retain highly skilled personnel; our ability to successfully compete in the marketplace, including our ability to develop and commercialize biopharmaceutical products, competition for our specialty products, including AUSTEDO®, AJOVY® and COPAXONE®; our ability to achieve expected results from investments in our product pipeline, our ability to develop and commercialize additional pharmaceutical products, and the effectiveness of our patents and other measures to protect our intellectual property rights; our substantial indebtedness; our business and operations in general; costs and delays resulting from the extensive pharmaceutical regulation to which we are subject or delays in governmental processing time due to the COVID-19 pandemic; compliance, regulatory and litigation matters, including failure to comply with complex legal and regulatory environments; other financial and economic risks; and other factors discussed in our Quarterly Report on Form 10-Q for the third quarter of 2022 and in our Annual Report on Form 10-K for the year ended December 31, 2021, including in the section captioned “Risk Factors.” Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements.

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IR Contacts	Ran Meir Yael Ashman	(267) 468-4072 972 (3) 914-8262

PR Contacts	Kelley Dougherty Eden Klein	(973)-832-2810 972 (3) 906 2645